CHANGE IN CONTROL AGREEMENT This Change in Control Agreement (the “Agreement”) is made and entered into as of DATE (the “Effective Date”), by and between Lawson Products, Inc., an Illinois corporation (the “Company”), and NAME (the “Executive”). WHEREAS, the Company wishes to assure itself of the continuity of the Executive’s services and has determined that it is appropriate that the Executive receive certain payments in the event that the Executive’s employment is terminated under specified circumstances as more fully described below; and WHEREAS, the Company and the Executive accordingly desire to enter into this Agreement on the terms and conditions set forth below; NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows: 1. Agreement Term. The “Term” of this Agreement shall begin on the Effective Date and shall continue through the one-year anniversary of the Effective Date; provided, however, that as of the one-year anniversary of the Effective Date and on each one-year anniversary thereafter, the Term shall automatically be extended for one additional year unless, not later than 30 days prior to such applicable anniversary date, either party shall have given written notice to the other party that it does not wish to extend the Term; provided, further, that if a Change in Control shall have occurred on or prior to the date that this Agreement would otherwise terminate, and notwithstanding any prior notice from one party to the other party to the contrary, the Term of this Agreement shall automatically be deemed extended and shall continue until the one-year anniversary of the date on which the Change in Control occurs. 2. Certain Definitions. In addition to terms otherwise defined herein, the following capitalized terms used in this Agreement shall have the meanings specified below: (a) Accrued Compensation. The term “Accrued Compensation” shall mean: (i) any accrued and unpaid base salary and any accrued and unused vacation pay through the effective date of Executive’s termination; (ii) any annual incentive bonus earned with respect to a prior year and unpaid as of the effective date of Executive’s termination; (iii) any additional payments, awards, or benefits, if any, which Executive is eligible to receive pursuant to the terms of any applicable Benefit Plans; and (iv) all post-employment benefits required under applicable law. (b) Benefit Plans. The term “Benefit Plans” means the following standard benefits, and any other benefit plans in which Executive may participate pursuant to such plan’s terms, it being understood and agreed that the Company or Parent may modify or terminate such benefits from time to time to the extent and on such terms as the Company or Parent shall determine in its sole discretion: (i) coverage under the Company’s group health plan on such terms as provided to other Company officers; (ii) long-term disability insurance coverage; (iii) group term life insurance; (iv) accidental death insurance; and (v) participation in the Company’s 401(k) plan, profit-sharing retirement plan and executive deferral plan. (c) Board. The term “Board” shall mean the Board of Directors of Parent. (d) Cause. The term “Cause” shall mean any of the following: (i) violation by Executive of any agreement between Executive and the Company or any law relating to non-competition, trade secrets, inventions, non-solicitation or confidentiality; (ii) material breach or default of any of Executive’s duties or other obligations or covenants under this Agreement, which has not been cured within 30 days of written notice thereof to Executive; (iii) Executive’s gross negligence, dishonesty or willful misconduct; (iv) any act or omission by Executive which has a material adverse effect on the Company’s business, reputation, goodwill or customer relations; (v) conviction of or pleading nolo contendere to a crime by Executive (other than traffic related offenses); (vi) any act or omission by Executive which, at the time it occurs, is in material violation of any Company policy, such as they now exist or hereafter are supplemented, amended, modified or restated; or (vii) an act of fraud or embezzlement or the misappropriation of property by Executive. (e) Change in Control. The term “Change in Control” shall mean the occurrence of any of the following: (i) any “person” or “group” of “persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) is or becomes the beneficial owner, directly or indirectly, of securities representing voting power, as of the date of determination, of then outstanding voting securities representing 50% or more of the combined voting power of Parent’s then outstanding securities as of such date of determination; or (ii) there is a merger, consolidation or reorganization involving Parent, or any direct or indirect subsidiary of Parent, unless: (A) the stockholders of Parent immediately before such merger, consolidation or reorganization will own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) or any parent thereof in substantially the same proportion as their ownership of the voting securities of Parent immediately before such merger, consolidation or reorganization; and (B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute a majority of the members of the board of directors of the Surviving Corporation (or parent thereof); and (C) no “person” or “group” of “persons” as defined above is the beneficial owner of forty percent (40%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation (or parent thereof); or (iii) there is a sale or other disposition of all or substantially all of the assets of Parent to an entity other than an entity: (A) of which at least fifty percent (50%) of the combined voting power of the outstanding voting securities are owned, directly or indirectly, by stockholders of Parent in substantially the same proportion as their then current ownership of the voting securities of Parent; and

(B) of which a majority of the board of directors is comprised of the individuals who were members of the Board immediately prior to the execution of the agreement providing for such sale or disposition; and (C) of which no “person” or “group” of “persons” as defined above is the beneficial owner of forty percent (40%) or more of the combined voting power of the then outstanding voting securities of such entity (or parent thereof); or (iv) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date hereof whose election, or nomination for election by Parent stockholders, was approved by a vote of at least four-fifths (4/5) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, unless any such individual’s initial assumption of office occurs as a result of either an actual or threatened election contest (including, but not limited to, a consent solicitation). (f) Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended. (g) Code Section 409. The term “Code Section 409A” shall mean Section 409A of the Code and all regulations issued thereunder and applicable guidance thereto. (h) Competitive Products, Systems and Services. The term “Competitive Products, Systems and Services” shall mean products, systems or services in existence or under development during Executive’s employment with the Company which are the same as or substantially similar to or functional equivalents of those of the Lawson Entities including, without limitation, those which are or may be provided to the Lawson Entities’ customers on behalf of the Lawson Entities by employees, agents, or sales representatives of the Lawson Entities. (i) Confidential Information. The term “Confidential Information” shall mean all information, including, but not limited to, trade secrets disclosed to Executive or known by Executive as a consequence of or through Executive’s employment by the Company, concerning the products, services, systems, customers and agents of the Lawson Entities, and specifically including without limitation: computer programs and software, unpatented inventions, discoveries or improvements; marketing, organizational and product research and development; marketing techniques; promotional programs; compensation and incentive programs; customer loyalty programs; inventory systems; business plans; sales forecasts; personnel information, including but not limited to the identity of employees and agents of the

Lawson Entities, their responsibilities, competence, abilities, and compensation; pricing and financial information; customer lists and information on customers or their employees, or their needs and preferences for the Lawson Entities’ Products, Systems and Services; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property, and which: (i) has not been made generally available to the public; and (ii) is useful or of value to the current or anticipated business or research or development activities of the Lawson Entities, or of any customer or supplier of the Lawson Entities. Confidential Information shall not include information which: (x) is in or hereafter enters the public domain through no fault of Executive; (y) is obtained by Executive from a third party having the legal right to use and to disclose the same without restriction; or (z) was in the possession of Executive prior to receipt from the Lawson Entities (as evidenced by Executive’s written records predating the first date of employment with the Company). Confidential Information also does not include Executive’s general skills and experience as defined under the governing law of this Agreement. (j) Equity Awards. The term “Equity Awards” shall mean the stock options, restricted stock, stock awards, phantom stock units, stock appreciation units, stock performance rights, shareholder value appreciation rights or other such equity-based compensation as shall have been granted to Executive on or before the effective date of the termination of Executive’s employment. (k) Good Reason. The term “Good Reason” shall mean any of the following: (i) a material diminution in Executive’s base compensation; (ii) a material diminution in Executive’s authority, duties or responsibilities; (iii) a material change (with such change to be not less than 50 miles) in the geographic location at which Executive must perform Executive’s services; or (iv) any other action or inaction that constitutes a material breach by the Company of this Agreement.

(l) Lawson Entities. The term “Lawson Entities” shall mean Parent, any Subsidiary of Parent and any other entity in which any one or more of them has an ownership interest at any time during Executive’s employment with the Company and during the Restriction Period whether such entity is in the United States or elsewhere. (m) Lawson Entities’ Products, Systems and Services. The term “Lawson Entities’ Products, Systems and Services” shall mean: (i) the acquisition for and the distribution and sale of fasteners, parts, hardware, pneumatics, hydraulic and other flexible hose fittings, tools, safety items and electrical and shop supplies, automotive and vehicular products, chemical specialties, maintenance chemicals and other chemical products, welding products and related items, all as more particularly described in the Lawson Entities’ sales kits and manuals; (ii) the sale and distribution and the providing of systems and services related to the items described in clause (i); (iii) the manufacture, sale and distribution of production and specialized parts and supplies described in clause (i); (iv) the provision of just-in-time inventories of component parts described in clause (i) to original equipment manufacturers and of maintenance and repair parts described in clause (i) to a wide variety of users; and (v) the provision of in-plant inventory systems and of electronic vendor-managed, inventory systems to various customers, related to the items described in clause (i). (n) Parent. The term “Parent” shall mean Lawson Products, Inc., a Delaware corporation. (o) Restriction Period. The term “Restriction Period” shall mean the period of time in which Executive is employed by the Company and a period of twelve months after the effective date of Executive’s termination. (p) Section 409A Change in Control. The term “Section 409A Change in Control” means any “change in control event” within the meaning of Code Section 409A determined in accordance with the uniform methodology and procedures adopted by the Company. (q) Subsidiary. The term “Subsidiary” means, with respect to any person or entity, any corporation, association or other entity of which more than 50% of the combined voting power is owned, directly or indirectly, by such person or entity and one or more other Subsidiaries of such person or entity.

(r) Unauthorized Person or Entity. The term “Unauthorized Person or Entity” shall mean any individual or entity who or which has not signed an appropriate secrecy or confidentiality agreement with the Lawson Entities, or is not a current or target customer with whom Confidential Information is shared in the mutual interest of that person or entity and the Lawson Entities. 3. Payments Due Upon Specified Terminations. (a) Payments Due Upon Termination Without Cause by the Company or for Good Reason by Executive After a Change in Control. In lieu of the payments and other benefits due under any other severance policy maintained by or on behalf of the Company in which Executive is otherwise entitled to participate, in the event the Company terminates Executive’s employment without “Cause” or if the Executive terminates Executive’s employment for “Good Reason”, but only in each case within one year following a Change in Control, the Company shall have no obligation to Executive, except: (i) the Company shall pay Executive any Accrued Compensation; (ii) the Company shall pay Executive (x) an amount equal to one times Executive’s then current annual base salary, and (y) an amount equal to the greater of (A) Executive’s target annual incentive bonus with respect to the year in which Executive’s termination occurs or (B) the annual incentive bonus most recently paid to Executive. Subject to Section 3(b), such amounts shall be paid in a lump sum, to the extent a Section 409A Change in Control has occurred contemporaneously with the Change in Control (or anytime in the calendar year prior to the effective date of Executive’s termination) no later than 30 days after the effective date of Executive’s termination, or to the extent a Section 409A Change in Control has not occurred during such period, they shall be paid in twelve equal monthly installments commencing one month after the effective date of Executive’s termination; (iii) Executive shall continue to be covered under the Company’s group health plan as set forth in the definition of “Benefit Plans”, including any spousal and dependent coverage, at active employee rates, for twelve months after the effective date of Executive’s termination (which coverage may result in imputed income), and, thereafter, Executive shall be eligible to exercise Executive’s rights to COBRA continuation coverage with respect to such group health plan for Executive, and, where applicable, Executive’s spouse and eligible dependents, at Executive’s expense; and (iv) all of Executive’s outstanding Equity Awards, if any, shall immediately vest upon the effective date of Executive’s termination to the extent not already vested, and Executive shall have until the earlier of (A) ninety (90) days following the effective date of Executive’s termination (or such longer exercise period that may be provided in an award agreement evidencing such Equity Award) and (B) the term of such equity Award to exercise any vested Equity Award that is subject to being exercised. (b) Six (6) Month Delay. If, at the time Executive becomes entitled to payments and benefits under Section 3(a) of this Agreement (“Severance Payment”), Executive is a Specified Employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time), then, notwithstanding any other provision in Section 3(a) to the contrary, the following provision shall apply. No Severance Payment considered by the Company in good faith to be deferred compensation under Code Section 409A that is payable upon Executive’s separation from service (as defined and determined under Code Section 409A), and not subject to an exception or exemption thereunder, shall be paid to Executive until the date that is six (6) months after Executive’s effective date of termination. Any such Severance Payment that would otherwise have been paid to Executive during this six-month period shall instead be aggregated and paid to Executive on or as soon as administratively feasible after the date that is six (6) months after Executive’s effective date of termination, but not later than 60 days after such date. Any Severance Payment to which Executive is entitled to be paid after the date that is six (6) months after Executive’s effective date of termination shall be paid to Executive in accordance with the terms of Section 3(a). (c) Release. Executive shall not be entitled to receive any of the payments or benefits set forth in this Section 3 (except Accrued Compensation), and said payments and benefits shall be forfeited without further action by the Company, unless Executive (or if applicable, Executive’s beneficiaries and/or estate) executes a general release substantially in the form of Exhibit A (the “General Release”) and, on or prior to the 60th day following the date of termination (or such shorter period as set forth therein), such General Release becomes effective and irrevocable in accordance with the terms thereof. With respect to any of the payments or benefits pursuant to this Section 3 considered by the Company in good faith to be deferred compensation under Code Section 409A, any amounts that would otherwise be payable during the 60-day period in the absence of the preceding General Release requirement shall be payable and effective on the 60th day after Executive’s termination of employment. (d) Additional Provisions for Termination for Good Reason. Executive is entitled to terminate Executive’s employment for Good Reason only if: (i) one or more of the conditions constituting Good Reason occurs without Executive’s written consent; (ii) Executive provides notice to the Company of the existence of a condition constituting Good Reason within 15 days of the initial occurrence of such condition; (iii) the Company fails to remedy such condition constituting Good Reason within 30 days of being provided notice of such condition by Executive; and

(iv) Executive voluntarily terminates Executive’s employment within 15 days of the expiration of the remedy period specified in clause (iii). (e) Other Events of Employment Termination. If the Company terminates Executive’s employment with “Cause” or if Executive terminates Executive’s employment for any reason not constituting “Good Reason”, the Company shall have no obligation to Executive, except that the Company shall pay Executive any Accrued Compensation. 4. Protection of Company Assets. (a) Non-Competition. Executive expressly agrees that, during the Restriction Period, provided that there shall not have occurred and be continuing any material non- compliance by the Company with its obligations under this Agreement, Executive shall not, in the United States, Canada and Mexico, directly or indirectly, as an owner, officer, director, employee, agent, advisor, financier, or in any other form or capacity, on behalf of Executive or any other person, firm or other business entity, engage in or be concerned with any Competitive Products, Systems and Services, or any other duties or pursuits for monetary gain which interfere with or restrict Executive’s activities on behalf of the Lawson Entities or constitute competition with the business of the Lawson Entities as conducted or proposed to be conducted during the term of this Agreement or, with respect to applicable periods following Executive’s termination, as conducted or proposed to be conducted as of the date of Executive’s termination. The foregoing notwithstanding, nothing herein contained shall be deemed to prevent Executive from investing Executive’s money in the capital stock or other securities of any corporation whose stock or securities are publicly-owned or are regularly traded on any public exchange, provided that Executive does not own more than a one percent (1%) interest therein. (b) Confidentiality. Executive hereby acknowledges that, during the course of Executive’s employment, Executive has and will learn or develop Confidential Information in trust and confidence. Executive agrees to use the Confidential Information solely for the purpose of performing Executive’s duties on behalf of the Lawson Entities and not for Executive’s own private use or commercial purposes. Executive acknowledges that unauthorized disclosure or use of Confidential Information, other than in discharge of Executive’s duties, will cause the Lawson Entities irreparable harm. Executive shall maintain Confidential Information in strict confidence at all times and shall not divulge Confidential Information to any Unauthorized Person or Entity, or use in any manner, or knowingly allow another to use, any Confidential Information, without the Company’s prior written consent, during the term of employment or thereafter, for as long as such Confidential Information remains confidential. Executive further acknowledges that the Lawson Entities operate and compete internationally and that the Lawson Entities will be harmed by the unauthorized disclosure or use of Confidential Information regardless of where such disclosure or use occurs, and that therefore this confidentiality agreement is not limited to any single state or other jurisdiction. Nothing in this Agreement shall be construed to prohibit Executive from reporting possible violations of law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission and any agency inspector general, or making other disclosures that are protected under the whistleblower provisions of law or regulation.

(c) Non-Solicitation. During the Restriction Period, provided that there shall not have occurred and be continuing any material non-compliance by the Company with its obligations under this Agreement, Executive shall not, directly or indirectly, for himself or on behalf of any person, firm, or other entity, solicit, induce or encourage any person to leave her/his employment, agency or office with the Lawson Entities. During the Restriction Period, provided that there shall not have occurred and be continuing any material non-compliance by the Company with its obligations under this Agreement, Executive shall not, directly or indirectly, for Executive or on behalf of any person, firm or other entity, hire or retain or participate in hiring or retaining any person who then is an employee of or agent for the Lawson Entities or any person who has been an employee of or agent for the Lawson Entities at any time in the ninety (90) days prior to termination of Executive’s employment, unless the Company is informed and gives its approval in writing prior to the hiring or retention. Given Executive’s office and Executive’s participation in the development, sales, marketing, servicing and provision of the Lawson Entities’ Products, Systems and Services, Executive acknowledges that Executive has and will learn or develop Confidential Information relating to the development, sales, marketing, servicing or provision of the Lawson Entities’ Products, Systems and Services, and the Lawson Entities’ customers and prospective customers. Executive further acknowledges that the Lawson Entities’ relationships with its customers have substantial value to the Lawson Entities. Therefore, during the Restriction Period, provided that there shall not have occurred and be continuing any material non-compliance by the Company with its obligations under this Agreement, Executive shall not, directly or indirectly, for Executive or on behalf of any person, firm, or other entity, solicit or sell, attempt to sell, or supervise, participate in, or assist the sale or solicitation of Competitive Products and Systems to any person, firm or other entity to which the Lawson Entities sold any of the Lawson Entities’ Products, Systems and Services during the last two (2) years of Executive’s employment with the Company prior to the effective date of termination. However, this Section 4(c) shall not prohibit the solicitation of any actual or potential customer of the Lawson Entities which does not fall within the preceding description. This Section 4(c) is independent of the obligations of confidentiality under this Agreement and the non-compete provisions of this Agreement. (d) Return of Property. All notes, lists, reports, sketches, plans, data contained in computer hardware or software, memoranda or other documents concerning or related to the Lawson Entities’ business which are or were created, developed, generated or held by Executive during employment, whether containing or relating to Confidential Information or not, are the property of the Lawson Entities and shall be promptly delivered to the Company upon termination of Executive’s employment for any reason whatsoever. During the course of employment, Executive shall not remove any of the above property, including but not limited to, Confidential Information, or reproductions or copies thereof, or any apparatus containing any such property or Confidential Information, from the Company’s premises without prior written authorization from the Company, other than in the normal execution of Executive’s duties. (e) Assignment of Intellectual Property Rights. Executive agrees to assign to the Company any and all intellectual property rights including patents, trademarks, copyrights and business plans or systems developed, authored or conceived by Executive, whether alone or jointly, while employed by and relating to the business of the Lawson Entities. Executive agrees to cooperate with the Company to perfect ownership rights thereof in the Company. This agreement does not apply to an invention for which no equipment, supplies, facility or Confidential Information was used and which was developed entirely on Executive’s own time, unless: (1) the invention relates to the business of the Lawson Entities or to actual or anticipated research or development of the Lawson Entities; or (2) the invention results from any work performed by Executive for the Lawson Entities. (f) Unfair Trade Practices. During the term of this Agreement and at all times thereafter, Executive shall not, directly or indirectly, engage in or assist others in engaging in any unfair trade practices with respect to the Lawson Entities. (g) Remedies. Executive acknowledges that failure to comply with the terms of this Section 4 will cause irreparable loss and damage to Company. Therefore, Executive agrees that, in addition and cumulative to any other remedies at law or equity available to the Company for Executive’s breach or threatened breach of this Agreement, the Company is entitled to specific performance or injunctive relief against Executive to prevent such damage or breach, and a temporary restraining order and preliminary injunction may be granted to the Company for this purpose immediately at its request upon commencement of any suit, without prior notice and without posting any bond. The existence of any claim or cause of action Executive may have against the Company will not constitute a defense thereto. In addition, the Company will be relieved of any obligation to provide to Executive any and all termination payments and benefits (excepting Accrued Compensation) which would otherwise occur, be continued, or become due and payable under this Agreement following such breach or threatened breach, except that such payments and benefits shall accrue during the period of alleged threatened breach or alleged breach and shall be due and payable to Executive immediately upon either (a) a determination by the Company or arbitrator or court, or (b) agreement of the parties, that Executive was not in breach. Each party agrees that all remedies expressly provided for in this Agreement are cumulative of any and all other remedies now existing at law or in equity. In addition to the remedies provided in this Agreement, the parties will be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained in this Agreement. Resort to any remedy provided for in this Section 4 or provided for by law will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude a recovery of monetary damages and compensation. Each party agrees that no party hereto shall be required to post a bond or other security to seek an injunction. In the event that a court of competent jurisdiction declares that any of the remedies outlined in this Section 4(g) are unavailable as a matter of law, the remainder of the remedies outlined in this Section 4(g) shall remain available to the Company. (h) Enforceability. If any of the provisions of this Section 4 are deemed by a court or arbitrator having jurisdiction to exceed the time, geographic area, or activity limitations the law permits, the limitations will be reduced to the maximum permissible limitation, and Executive and the Company authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits; provided, however, that such reductions apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

(i) Sufficiency of Consideration. Executive acknowledges that the consideration that Executive will receive pursuant to this Agreement serves as sufficient consideration for Executive’s promises to abide by the restrictive covenants set forth in this Section 4. 5. Governing Law and Disputes. (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Illinois, without regard to its conflict of law principles. (b) The Company and Executive agree to attempt to resolve any dispute between them related to this Agreement quickly and fairly, and in good faith. Should such a dispute remain unresolved, the Company and Executive irrevocably and unconditionally agree to submit to the exclusive jurisdiction of the courts of the State of Illinois and of the United States located in Chicago, Illinois over any suit, action or proceeding arising out of or relating to this Agreement. The Company and Executive irrevocably and unconditionally agree to personal jurisdiction and venue of any such suit, action or proceeding in the courts of the State of Illinois or of the United States located in Chicago, Illinois. 6. Cooperation After Termination of Employment. Following termination of Executive’s employment, regardless of the reason for termination, Executive will reasonably cooperate with the Company and Parent in the prosecution or defense of any claims, controversies, suits, arbitrations or proceedings involving events occurring prior to the termination of employment. Executive acknowledges that in light of Executive’s position with the Company, Executive is in the possession of Confidential Information that may be privileged under the attorney-client and/or work product privileges. Executive agrees to maintain the confidences and privileges of the Company and Parent and acknowledges that any such confidences and privileges belong solely to the Company and Parent and can only be waived by the Company or Parent, as applicable, not Executive. In the event Executive is subpoenaed to testify or otherwise requested to provide information in any matter, including without limitation, any court action, administrative proceeding or government audit or investigation, relating to the Company or Parent, Executive agrees that: (a) he will promptly notify the Company and Parent of any subpoena, summons or other request to testify or to provide information of any kind no later than three (3) days after receipt of such subpoena, summons or request and, in any event, prior to the date set for him to provide such testimony or information; (b) he will cooperate with the Company and Parent with respect to such subpoena, summons or request for information; (c) he will not voluntarily provide any testimony or information without permission of the Company unless otherwise required by law; and (d) he will permit the Company to be represented by an attorney of the Company’s choosing at any such testimony or with respect to any such information to be provided, and will follow the instructions of the attorney designated by the Company with respect to whether testimony or information is privileged by the attorney-client and/or work product privileges of the Company or Parent, unless otherwise required by law. The parties agree that the Company shall be responsible for all reasonable expenses of Executive incurred in connection with the fulfillment of Executive’s obligations under this Section 6. The parties agree and acknowledge that nothing in this Section 6 is meant to preclude Executive from fully and truthfully cooperating with any government investigation.

7. Miscellaneous. (a) Superseding Effect. The Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings, and expresses the entire agreement between the parties with respect to the payment of benefits upon a termination of Executive’s employment with the Company within one year following a Change in Control; provided, however, that the terms of any Benefit Plans will remain applicable to the particular Benefit Plan, except as expressly modified herein. All such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder. The parties agree and acknowledge that the definitions of terms applicable to this Agreement may be different than the definitions of those same terms in Benefit Plans and may result in seemingly contradictory results. The parties agree and acknowledge that such seemingly contradictory results are intended, and that this Agreement shall be governed solely by the terms and definitions set forth herein and that the Benefit Plans shall be governed solely by the terms and definitions set forth in the Benefit Plans, except as expressly modified herein. (b) Amendment and Modification. Except as provided in Section 7(c), neither Executive nor the Company may modify, amend, or waive the terms of this Agreement other than by a written instrument signed by Executive and the Company. Either party’s waiver of the other party’s compliance with any specific provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement. No delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, (c) Section 409A. It is also the intention of this Agreement that all income tax liability on payments made pursuant to this Agreement or any Benefit Plans be deferred until Executive actually receives such payment to the extent Code Section 409A applies to such payments, and this Agreement shall be interpreted in a manner consistent with this intent. Therefore, if any provision of this Agreement or any Benefit Plans is found not to be in compliance with any applicable requirements of Code Section 409A, that provision will be deemed amended and will be construed and administered, insofar as possible, so that this Agreement and any Benefit Plans, to the extent permitted by law and deemed advisable by the Company, do not trigger taxes and other penalties under Code Section 409A; provided, however, that Executive will not be required to forfeit any payment otherwise due without Executive’s consent. In the event that, despite the parties’ intentions, any amount hereunder becomes taxable prior to the date that it would otherwise be paid, the Company shall pay to the Executive (which payment may be made in whole or in part by way of direct remittance to appropriate tax authorities) the portion of such amount needed to pay applicable income and excise taxes and any interest or other penalties on such amounts. Any remaining portion of such amount shall be paid to Executive at the time otherwise specified in this Agreement, subject to Section 3(b). Solely for purposes of determining the time and form of payments due under this Agreement or otherwise in connection with his termination of employment with the Company and that are subject to Code Section 409A, Executive shall not be deemed to have incurred a termination of employment unless and until he shall incur a “separation from service” within the meaning of Code Section 409A. It is intended that each payment or installment of a payment and each benefit provided under this Agreement shall be treated as a separate “payment” for purposes of Code Section 409A. All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Code Section 409A to the extent that such reimbursements or in-kind benefits are subject to Code Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit. Nothing in this Section 7(c) increases the Company’s obligations to Executive under this Agreement or any Benefit Plans. Executive remains solely liable for any taxes, including but not limited to any penalties or interest due to Code Section 409A or otherwise, on the payments made hereunder or under any Benefit Plans. The preceding provisions shall not be construed as a guarantee by the Company of any particular tax effect for payments made pursuant to this Agreement or any Benefit Plans. (d) Parachute Payments. Notwithstanding anything to the contrary herein or in any Benefit Plan, in the event it shall be determined that any monetary amounts or benefits due or payable by the Company to Executive (whether paid or payable, or due or distributed) are or will become subject to any excise tax under Section 4999 of the Code (collectively “Excise Taxes”), then the amounts or benefits otherwise due or payable to Executive pursuant to this Agreement or any Benefit Plans shall be reduced to the extent necessary so that no portion of such amounts or benefits shall be subject to the Excise Taxes, but only if (i) the net amount of such amounts and benefits, as so reduced (and after the imposition of the total amount of taxes under federal, state and local law on such amounts and benefits), is greater than (ii) the excess of (A) the net amount of such amounts and benefits, without reduction (but after imposition of the total amount of taxes under federal, state and local law) over (B) the amount of Excise Taxes to which Executive would be subject on such unreduced amounts and benefits. If it is determined that Excise Taxes will or might be imposed on Executive in the absence of such reduction, the Company and Executive shall make good faith efforts to seek to identify and pursue reasonable action to avoid or reduce the amount of Excise Taxes; provided, however, that this sentence shall not be construed to require Executive to accept any further reduction in the amount or benefits that would be payable to him in the absence of this sentence. The provisions of this Section 7(d) shall override and control any inconsistent provision in any applicable Benefit Plan. All determinations required to be made under this Section 7(d), including whether reduction is required, the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made in good faith by an independent accounting firm selected by the Company in accordance with applicable law (the “Accounting Firm”), in consultation with tax counsel reasonably acceptable to Executive. All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no excise tax under Section 4999 of the Code is payable by Executive, the Company shall request that the Accounting Firm furnish Executive with written guidance that failure to report such excise tax on Executive’s applicable federal income tax return would not result in the imposition of a negligence or similar penalty. (e) Withholding. The Company will reduce its compensatory payments to Executive hereunder for withholding and FICA and Medicare taxes and any other withholdings and contributions required by law. (f) Severability. If the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Any prohibition or finding of unenforceability as to any provision of this Agreement in any one jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. (g) Legal Fees. Each of the Company and Executive will bear its own expenses in connection with the negotiation of this Agreement and the resolution of any disputes hereunder. (h) Binding Agreement; Assignment. The Agreement is binding upon and shall inure to the benefit of Executive’s heirs, executors, administrators or other legal representatives, upon the successors of the Company and upon any entity into which the Company merges or consolidates. The Company shall assign or otherwise transfer this Agreement and all of its rights, duties, obligations, or interests under it or to any successor to all or substantially all of its assets. Upon such assignment or transfer, any such successor will be deemed to be substituted for the Company for all purposes. Executive may not assign or delegate the obligations of Executive under this Agreement. (i) Interpretation. This Agreement will be interpreted without reference to any rule or precept of law that states that any ambiguity in a document be construed against the drafter. (j) Executive Acknowledgment. Executive acknowledges that Executive has read and understands this Agreement and is entering into this Agreement knowingly and voluntarily. (k) Continuing Obligations. Notwithstanding the termination of Executive’s employment hereunder for any reason or anything in this Agreement to the contrary, all post- employment rights and obligations of the parties, including but not limited to those set forth in Sections 3, 4, 5 and 6, and any provisions necessary to interpret or enforce those rights and obligations under any provision of this Agreement, will survive the termination or expiration of this Agreement and remain in full force and effect for the applicable periods.

(l) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. (n) Notice. Any notice by any party to the other party must be mailed by registered or certified mail, postage prepaid, to the address specified below, or to any change of address indicated by either party upon receipt of written notice of same: First Last Address City, State Zip Code Lawson Products, Inc. 8770 W. Bryn Mawr Avenue Suite 900 Chicago, IL 60631 Attention: General Counsel Notice will be deemed received on the third business day following the day on which it was mailed, postage prepaid. [SIGNATURE LINES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. EXECUTIVE: NAME LAWSON PRODUCTS, INC. By Michael G. DeCata President and Chief Executive Officer

EXHIBIT A CONFIDENTIAL GENERAL RELEASE In consideration of the payments and other benefits set forth in Section 3 of the Change in Control Agreement (hereinafter the “Agreement”) made and entered into by and between [Executive] (hereinafter the “Executive”) and Lawson Products, Inc. (hereinafter the “Employer”) on __________ __, 2015, Executive hereby executes this Confidential General Release (hereinafter the “Release”): 1. Executive hereby releases Employer, its past and present parents, subsidiaries, affiliates, predecessors, successors, assigns, related companies, entities or divisions, its or their past and present employee benefit plans, trustees, fiduciaries and administrators, and any and all of its and their respective past and present officers, directors, partners, insurers, agents, representatives, attorneys and employees (all collectively included in the term the “Employer” for purposes of this release), from any and all claims, demands or causes of action which Executive, or Executive’s heirs, executors, administrators, agents, attorneys, representatives or assigns (all collectively included in the term “Executive” for purposes of this release), have, had or may have against Employer, based on any events or circumstances arising or occurring prior to and including the date of Executive’s execution of this Release to the fullest extent permitted by law, regardless of whether such claims are now known or are later discovered, including but not limited to any claims relating to Executive’s employment or termination of employment by Employer, any rights of continued employment, reinstatement or reemployment by Employer, and any costs or attorneys’ fees incurred by Executive (collectively, the “Released Claims”); provided, however, Executive is not waiving, releasing or giving up any rights Executive may have to workers’ compensation benefits, to vested benefits under any pension or savings plan, to payment of earned and accrued but unused vacation pay, to continued benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, to unemployment insurance, to any vested Equity Awards, to any vested awards or benefits under any Benefit Plan, to indemnification provided by applicable law, the certificate of incorporation or bylaws of Parent to the extent applicable, the articles of incorporation or bylaws of Employer or the Indemnification Agreement dated as of , 20__ between [Parent/Employer] and Executive, each as they exist on the date of Executive’s termination, or to enforce the terms of the Agreement, or any other right which cannot be waived as a matter of law. In the event any claim or suit is filed on Executive’s behalf with respect to a Released Claim, Executive waives any and all rights to receive monetary damages or injunctive relief in favor of Executive. 2. Executive agrees and acknowledges: that this Release is intended to be a general release that extinguishes all Released Claims by Executive against Employer; that Executive is waiving any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Rehabilitation Act, the Illinois Human Rights Act, and all other federal, state and local statutes, ordinances and common law, including but not limited to any and all claims alleging personal injury, emotional distress or other torts, to the fullest extent permitted by law; that Executive is waiving all Released Claims against Employer, known or unknown, arising or occurring prior to and including the date of Executive’s execution of this Release; that the consideration that

Executive will receive in exchange for Executive’s waiver of the Released Claims exceeds anything of value to which Executive is already entitled; that Executive has entered into this Release knowingly and voluntarily with full understanding of its terms and after having had the opportunity to seek and receive advice from counsel of Executive’s choosing; and that Executive has had a reasonable period of time within which to consider this Release. Executive represents that Executive has not assigned any claim against Employer to any person or entity. Executive agrees not to apply for or seek employment with Employer. 3. Executive agrees to keep the terms of this Release confidential and not to disclose the terms of this Release to anyone except to Executive’s spouse, attorneys, tax consultants or as otherwise required by law, and agrees to take all steps necessary to assure confidentiality by those recipients of this information. 4. Executive hereby agrees and acknowledges that Executive has carefully read this Release, fully understands what this Release means, and is signing this Release knowingly and voluntarily, that no other promises or agreements have been made to Executive other than those set forth in the Agreement or this Release, and that Executive has not relied on any statement by anyone associated with Employer that is not contained in the Agreement or this Release in deciding to sign this Release. 5. This Release will be governed by the laws of the State of Illinois and all disputes arising under this Release must be submitted to a court of competent jurisdiction in Chicago, Illinois. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement. 6. Executive may accept this Release by delivering an executed copy of the Release to: [NAME] [ADDRESS] on or before _______________________ [insert a date at least 21 calendar days after Executive’s receipt of this Agreement]. 7. Executive may revoke this Release within seven (7) days after it is executed by Executive by delivering a written notice of revocation to: [NAME] [ADDRESS] no later than the close of business on the seventh (7th) calendar day after this Release was signed by Executive. This Release will not become effective or enforceable until the eighth (8th) calendar day after Executive signs it. If Executive revokes this Release, Employer shall have no obligation to provide the payments and other benefits set forth Section 3 of the Agreement.

EXECUTIVE: Name: Date: